Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT

This AMENDMENT NO. 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of October 16, 2026 (this “Amendment”), among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Buyer”) and FS CREIT FINANCE WF-2 LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Seller”), and acknowledged and agreed by FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation (together with its successors and permitted assigns, “Guarantor”) and FS CREIT FINANCE HOLDINGS LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Pledgor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Buyer and Seller are parties to that certain Master Repurchase and Securities Contract, dated as of October 18, 2024 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract, dated as of March 26, 2025, as amended hereby, and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, Seller has requested that Buyer extend the Maturity Date; and

WHEREAS, Buyer and Seller have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment and Guarantor and Pledgor have agreed, subject to the terms and conditions hereof, to make the acknowledgments set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Repurchase Agreement Amendment.

The Repurchase Agreement is hereby amended as follows:

(a)            The defined terms “Maturity Date” and “Maximum Amount” in Section 2.01 of the Repurchase Agreement are hereby amended and restated in their entirety, as follows:

“Maximum Amount”: $79,330,309.85, as such amount shall be decreased by (i) the amount of each Principal Payment to the extent applied to reduce the Purchase Price of any Purchased Asset, (ii) each repurchase by Seller in whole or in part of any Purchased Asset and (iii) all other amounts applied in accordance with the terms hereof to reduce the Purchase Price of any Purchased Asset, other than, in each case, repayments or repurchases in part with respect to any Defaulted Assets as required pursuant to Section 3.04 or as a result of application of Release Amounts to reduce the Purchase Price with respect to Assets that are Defaulted Assets unless the applicable Asset is repurchased in whole. In no event shall the Maximum Amount be increased by the funding of a Future Funding Amount in connection with any Future Funding Transaction.

“Maturity Date”: The earliest of (a) October 18, 2027, as such date may be extended pursuant to Section 3.06, (b) any Accelerated Repurchase Date, and (c) any date on which the Maturity Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.

SECTION 2. Exercise of First Extension Period Option. This Amendment shall serve as confirmation that (i) Seller has requested to exercise its first Extension Period option, pursuant to Section 3.06 of the Repurchase Agreement, to extend the Maturity Date from October 18, 2026 to October 18, 2027, and (ii) Buyer has approved such request. Therefore, from and after the date of this Amendment and subject to the execution and delivery of this Amendment by Seller, Pledgor and Guarantor, (A) the new Maturity Date (as determined pursuant to clause (a) of such definition) under the Repurchase Agreement shall be October 18, 2027, and (B) there shall be one (1) remaining option to further extend the Maturity Date, subject to, and in accordance with the terms of, Section 3.06 of the Repurchase Agreement. Buyer and Seller further acknowledge and agree that, notwithstanding anything in Section 3.06 of the Repurchase Agreement to the contrary, the exercise by Seller, and the granting by Buyer, of the extension described herein shall be deemed to comply with the timing requirements specified in Section 3.06 of the Repurchase Agreement.

SECTION 3. Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which (a) this Amendment is duly executed and delivered by a duly authorized officer of each of Buyer, Seller, Pledgor and Guarantor, (b) Seller shall have paid to Buyer the Extension Fee, (c) each of the Extension Conditions set forth in Section 3.06 of the Agreement shall have been satisfied as determined by Buyer in its sole discretion, and (d) Seller, Pledgor and Guarantor shall deliver to Buyer such other documents as Buyer or counsel to Buyer may reasonably request

SECTION 4. Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in full compliance with all of the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 7 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).

SECTION 5. Acknowledgments of Guarantor and Pledgor.

(a)            Guarantor hereby acknowledges (i) the execution and delivery of this Amendment and agrees that it continues to be bound by the Guarantee Agreement, made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, (ii) reaffirms its obligations under the Guarantee Agreement, and (iii) that as of the date hereof Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

(b)           Pledgor hereby acknowledges (i) the execution and delivery of this Amendment and agrees that it continues to be bound by the Pledge Agreement, made by Pledgor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, (ii) reaffirms its obligations under the Pledge Agreement, and (iii) acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Pledge Agreement and the other Repurchase Documents.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof, (a) all references in the Repurchase Agreement to the Repurchase Documents shall be deemed to include, in any event, this Amendment, and (b) each reference to the Repurchase Agreement in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby.

SECTION 7. No Novation; Effect of Amendment. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Pledgor, Guarantor or any of their respective affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (a) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved, (b) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (c) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 8. Waivers. (a) Each of Seller, Pledgor and Guarantor acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement, the Fee Letter, the Guarantee Agreement, the Pledge Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller, Pledgor and Guarantor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement, the Fee Letter, the Guarantee Agreement or the other Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement, the Fee Letter, the Guarantee Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.

SECTION 9. Counterparts. This Amendment may be executed in two (2) or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or PDF copy by email shall be effective as delivery of a manually executed counterpart of this Amendment. The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other laws, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 10. Fees and Expenses. Seller agrees to pay to Buyer all reasonable fees and expenses incurred by Buyer in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of Buyer’s legal counsel incurred in connection with this Amendment) in accordance with the Repurchase Agreement.

SECTION 11. Submission to Jurisdiction. Each party irrevocably and unconditionally (a) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (b) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.

The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

SECTION 12. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.

SECTION 13. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association

By:	/s/H. Lee Goins III
Name: H. Lee Goins III
Title: Managing Director

SELLER:

FS CREIT FINANCE WF-2 LLC,
a Delaware limited liability company

By:	/s/Brian Gold
Name: Brian Gold
Title: Chief Financial Officer

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST, INC.,
a Maryland corporation

By:	/s/Brian Gold
Name: Brian Gold
Title: Chief Financial Officer

PLEDGOR:

FS CREIT FINANCE HOLDINGS LLC,
a Delaware limited liability company

By:	/s/Brian Gold
Name: Brian Gold
Title: Chief Financial Officer